EXHIBIT 1.1



                         AMENDMENT NO. 1
                             TO THE
                        RIGHTS AGREEMENT


           THIS AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT (this "Amendment") is entered into as of this 30th day of June, 1997 between APRIA HEALTHCARE GROUP INC., a Delaware corporation formerly called Abbey Healthcare Group Incorporated (the
"Company"), U.S. STOCK TRANSFER CORPORATION, a California corporation (the "Initial Rights Agent"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Successor Rights Agent").


                     INTRODUCTORY PROVISIONS

The following provisions form a part of and constitute the basis for this Amendment:

     A. The Company and the Initial Rights Agent are parties to that certain Rights Agreement dated as of February 8, 1995 (the
"Rights Agreement").

      B. Since the execution of the Rights Agreement, the Company's name has been changed from Abbey Healthcare Group Incorporated to Apria Healthcare Group Inc. and the "Right Certificates" (as defined in the Rights Agreement) have been listed with the New York Stock Exchange (the "Exchange").

      C. According to the rules of the Exchange, the Initial Rights Agent does not satisfy all requirements established by the Exchange for a registrar or transfer agent and is therefore precluded from acting as the "Rights Agent" (as defined in the Rights Agreement) under the Rights Agreement.

      D. The Successor Rights Agent meets the requirements of the Exchange with respect to a registrar and transfer agent for securities listed on the Exchange and is therefore qualified to act as the Rights Agent under the Rights Agreement.

      E. The Company desires to amend the Rights Agreement by replacing the Initial Rights Agent with the Successor Rights Agent as the "Rights Agent" under the Rights Agreement, amending the provisions of the Rights Agreement which relate to the removal and replacement of the Rights Agent, and amending certain provisions which relate the definitions of the Company, "Acquiring Person," "Trigger Date" and the issuance of "Right Certificates" thereunder.

      F. The Company has delivered to the Initial Rights Agent and the Successor Rights Agent a certificate from its Vice President, General Counsel and Secretary stating that the provisions of this Amendment are in compliance with the terms of
Section 26 of the Rights Agreement.

      G. The parties wish to execute this Amendment to properly evidence such amendments.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1. The Rights Agreement is hereby amended so that all references therein to the Company as "Abbey Healthcare Group Incorporated" are changed to "Apria Healthcare Group
               Inc."

          2.   From   and   after  the  full  and   final
               execution  of this Amendment, the  Initial
               Rights Agent shall no longer be the Rights
               Agent under the Rights Agreement, and  the
               Successor Rights Agent shall become and be
               the   Rights  Agent  thereunder.   Initial
               Rights  Agent shall immediately  remit  to
               Successor Rights Agent all books, records,
               funds, certificates or other documents and
               instruments of any kind in its  possession
               which have been acquired by Initial Rights
               Agent  in  the performance of  its  duties
               under the Rights Agreement.  Upon delivery
               of the foregoing items to Successor Rights
               Agent,  Initial  Rights  Agent  shall   be
               deemed absolved and relieved from its prospective obligations under the Rights
               Agreement. Successor Rights Agent hereby agrees to act as the Rights Agent under the Rights Agreement and agrees to perform each and every obligation of the Rights
               Agreement which shall become performable after the full and final execution hereof as the same becomes performable.

          3. Section 21 of the Rights Agreement is hereby amended and restated in full as follows:

               Section 21.  Change of Rights Agent.   The
               Rights Agent or any successor Rights Agent
               may  resign  and  be discharged  from  its
               duties  under  this Rights Agreement  upon
               notice  in  writing mailed to the  Company
               and  to  each transfer agent of the Common
               Shares   and/or   Preferred   Shares,   as
               applicable,  by  registered  or  certified
               mail.   The Company may remove the  Rights
               Agent  or any successor Rights Agent  upon
               notice  in  writing, mailed to the  Rights
               Agent  or successor Rights Agent,  as  the
               case may be, and to each transfer agent of
               the Common Shares and/or Preferred Shares,
               as  applicable, by registered or certified
               mail.   If the Rights Agent shall  resign,
               or  be  removed or shall otherwise  become
               incapable   of   acting,  the   resigning,
               removed,  or  incapacitated  Rights  Agent
               shall  remit  to the Company,  or  to  any
               successor Rights Agent designated  by  the
               Company,   all   books,  records,   funds,
               certificates   or   other   documents   or
               instruments  of  any  kind  then  in   its
               possession  which  were acquired  by  such
               resigning, removed or incapacitated Rights
               Agent  in connection with its services  as
               Rights   Agent   hereunder,   and    shall
               thereafter be discharged from all  further
               duties and obligations which have not  yet
               become  performable hereunder.   Following
               notice  of  such  removal, resignation  or
               incapacity,  the Company shall  appoint  a
               successor  to such Rights Agent.   If  the
               Company   shall   fail   to   make    such
               appointment within a period of thirty (30)
               days  after such removal or after  it  has
               been   notified   in   writing   of   such
               resignation or incapacity by the resigning
               or  incapacitated Rights Agent or  by  the
               holder  of a Right Certificate (who shall,
               with   such   notice,  submit  his   Right
               Certificate   for   inspection   by    the
               Company),  then the registered  holder  of
               any  Right  Certificate may apply  to  any
               court  of competent jurisdiction  for  the
               appointment  of a new Rights  Agent.   Any
               successor  Rights Agent, whether appointed
               by  the Company or by such a court,  shall
               be    (i)   a   corporation   or   banking
               association  organized and doing  business
               under  the laws of the United Sates or  of
               any   State  of  the  United  States   and
               authorized  under  such laws  to  exercise
               stock  transfer or corporate trust powers;
               (ii) subject to supervision or examination
               by  federal or state authority;  (iii)  an
               entity  which  has, at  the  time  of  its
               appointment  as Rights Agent,  a  combined
               capital   and   surplus   of   at    least
               $10,000,000; and (iv) an entity  which  is
               duly  qualified to act as a transfer agent
               and  registrar  under  the  rules  of  the
               Exchange and any other exchange with which
               the  Right  Certificates  are  registered.
               After  appointment, the  successor  Rights
               Agent  shall  be  vested  with  the   same
               powers,      rights,      duties       and
               responsibilities  as  if   it   had   been
               originally  named as Rights Agent  without
               further  act  or deed; but the predecessor
               Rights Agent shall deliver and transfer to
               the successor Rights Agent any property at
               the time held by it hereunder, and execute
               and   deliver   any   further   assurance,
               conveyance, act or deed necessary for  the
               purpose.   Not  later than  the  effective
               date  of any such appointment, the Company
               shall file notice thereof in writing  with
               the  predecessor  Rights  Agent  and  each
               transfer agent of the Common Shares and/or
               Preferred  Shares,  as  applicable.    The
               Company shall inform the holders of  Right
               Certificates  of any such  appointment  by
               including  notice thereof in  one  of  the
               Company's   periodic  filings  under   the
               Securities  Exchange  Act  of   1934,   as
               amended,  filed within one year after  the
               appointment.    In   addition,   if   such
               appointment shall occur on or after the Distribution Date, the newly appointed
               Rights Agent shall mail written notice of its appointment to the registered holders of the Right Certificates within 30 days after the appointment. However, failure to give any notice provided for in this
               Section 21, or any defect therein, shall not affect the legality or validity of the appointment of the successor Rights Agent, as the case may be.

          4. The Rights Agreement is hereby further amended so that each reference in the Rights Agreement to 20% of the Common
               Shares of the Company is hereby amended to read 15% of the Common Shares, including all references in Sections 1.1, 1.11 and
               3.1 of the Rights Agreement.

          5. Except as specifically provided herein, the Rights Agreement shall remain in full force and affect as originally executed.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                   THE COMPANY:

                                   APRIA HEALTHCARE GROUP INC.

                                   By:    /s/ Jeremy M. Jones
                                          --------------------------
                                   Name:  Jeremy M. Jones
                                   Title: Chief Executive Officer


                                   INITIAL RIGHTS AGENT:

                                   U.S. STOCK TRANSFER CORPORATION

                                   By:    /s/ James Hunter
                                          ---------------------------
                                   Name:  James Hunter
                                   Title: Vice President


                                   SUCCESSOR RIGHTS AGENT:

                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION

                                   By:    /s/ Kenneth P. Swanson
                                          ----------------------------
                                   Name:  Kenneth P. Swanson
                                   Title: Assistant Vice President